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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of GT Global Variable Investment Trust and of GT Global Variable Investment Series:

         RE:      GT Global Variable New Pacific Fund
                  GT Global Variable Europe Fund
                  GT Global Variable International Fund
                  GT Global Variable America Fund
                  GT Global Variable Infrastructure Fund
                  GT Global Variable Natural Resources Fund
                  GT Global Variable Telecommunications Fund
                  GT Global Variable Latin America Fund
                  GT Global Variable Emerging Markets Fund
                  GT Global Variable Growth & Income Fund
                  GT Global Variable Strategic Income Fund
                  GT Global Variable Global Government Income Fund GT Global Variable U.S. Government Income Fund
                  GT Global Money Market Fund
                  (hereinafter referred to as "the Funds")

We hereby consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14, under the Securities Act of 1933, as amended, of AIM Variable Insurance Funds, of our reports dated February 19, 1999, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.




/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
July 21, 1999